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                                                                    EXHIBIT 5.1


                 [O'Melveny & Myers LLP letterhead]


LOS ANGELES       1999 AVENUE OF THE STARS, SEVENTH FLOOR       WASHINGTON, D.C.
IRVINE SPECTRUM     LOS ANGELES, CALIFORNIA 90067-6035                 HONG KONG
NEWPORT BEACH                                                             LONDON
NEW YORK                TELEPHONE (310) 553-6700                        SHANGHAI
SAN FRANCISCO           FACSIMILE (310) 246-6779                           TOKYO
TYSONS CORNER           INTERNET: www.omm.com




                                                                 OUR FILE NUMBER
                                                                     681,331-046
October 18, 2000

                                                            WRITER'S DIRECT DIAL


                                                         WRITER'S E-MAIL ADDRESS



Power-One, Inc.
740 Calle Plano
Camarillo, California  93012

         RE:      REGISTRATION STATEMENT ON FORM S-3 FILED OCTOBER 18, 2000

Ladies and Gentlemen:

         We have acted as special counsel to Power-One, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on October 18, 2000 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company with an aggregate initial public offering price of up to $850,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies: (i) senior, senior subordinated or subordinated debt securities, in one or more series (the "Debt Securities"), which may be issued under indentures (the "Indentures") proposed to be entered into among the Company and trustees (the "Trustees") that will be appointed before the issuance of Debt Securities; (ii) shares of the Company's preferred stock, par value $.001 per share (the "Preferred Stock"), in one or more series; and (iii) shares of the Company's common stock, par value $.001 per share (the "Common Stock"). The Debt Securities, the Preferred Stock and the Common Stock are collectively referred to herein as the "Offered Securities."

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

         In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

         (i)      the Registration Statement;

         (ii)     a specimen certificate representing the Common Stock;


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October 18, 2000 - Page 2


         (iii) the Restated Certificate of Incorporation of the Company, as presently in effect;

         (iv)     the Amended By-laws of the Company, as presently in effect;
and

         (v) resolutions of the Board of Directors of the Company adopted at a meeting duly held on October 17, 2000 (the "Board Resolutions") relating to the issuance and sale of the Offered Securities and related matters.

         We have obtained and relied upon those certificates of public officials as we considered appropriate.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies. To the extent that the Company's obligations will depend on the enforceability of a document against other parties to such document, we will assume such document is enforceable against such other parties.

         We do not express any opinion as to the laws of any jurisdiction other than those of the General Corporation Law of the State of Delaware.

         On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

         1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (iii) the applicable Indenture has been duly executed and delivered; (iv) either (a) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and duly delivered to the purchasers thereof or (b) the book entry of the Offered Debt Securities by the Trustee in the name of Depository Trust Company or its nominee and (v) the Company receives the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities (including any Offered Debt Securities duly issued upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities) will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), (2) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity, (3) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable

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October 18, 2000 - Page 3


law and (4) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

         2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Board of Directors has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iii) either (a) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof or (b) the book entry of the Offered Preferred Stock by the transfer agent for the Company's Preferred Stock in the name of Depository Trust Company or its nominee; and (iv) the Company receives consideration per share of the Offered Preferred Stock in such amount (not less than the par value per share) as may be determined by the Board of Directors in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

         3. With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Board of Directors has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock in accordance with the Board Resolutions; (ii) either (a) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof or (b) the book entry of the Offered Common Stock by the transfer agent for the Company's Common Stock in the name of Depository Trust Company or its nominee; and (iii) the Company receives consideration per share of the Offered Common Stock in such an amount (not less than the par value per share) as may be determined by the Board of Directors in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

         Notwithstanding the foregoing, the opinions expressed above with respect to the Offered Debt Securities shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Offered Debt Securities the payment or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

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O'MELVENY & MYERS LLP
October 18, 2000 - Page 4


         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.


                                         Respectfully submitted,



                                         /s/ O'MELVENY & MYERS LLP
                                         --------------------------------------
                                             O'Melveny & Myers LLP